Exhibit 99.1

news release

Investor Contact

John Springer
Vice President
Investor Relations
630-468-4797

SIRVA Reports Preliminary Financial Results
for the nine months ended September 30, 2005

CHICAGO, May 15, 2006 — SIRVA, Inc. (NYSE: SIR), a global relocation services provider, today announced that it is in the process of finalizing its financial results for the nine months ended September 30, 2005. This process includes performing various closing procedures, as well as finalizing certain open items. The completion of these procedures could result in significant adjustments to the amounts reported in this release. Therefore, all results reported in this release should be considered preliminary until SIRVA completes these procedures, finalizes its financial results and subsequently files its Quarterly Reports on Form 10-Q.

The Company announced a preliminary net loss for the nine months ended September 30, 2005 of $111.5 million, or ($1.51) per diluted share, on revenues of $2,844.4 million, as compared to net income of $21.1 million, or $0.28 per diluted share, on revenues of $2,462.3 million for the nine months ended September 30, 2004.

Operating results presented in this release, including prior year comparisons, reflect as discontinued operations the results of businesses that were divested in 2005, principally the Transguard insurance group and the Pickfords Record Management subsidiary in Australia and New Zealand. Operating results for the nine months ended September 30, 2005 include approximately $117.0 million of non-comparable items, such as expenses related to the independent and internal accounting reviews, as well as restructuring expenses and impairment charges related to the Company’s European operations. Given the magnitude and non-recurring nature of these items, management believes that pro forma financial measures, which exclude these items, will facilitate a comparative evaluation of the Company’s underlying operating results. A reconciliation of operating income from continuing operations to EBITDA from continuing operations on a reported and pro-forma basis is included at the end of this release.

“2005 was a disappointing year for our company,” said Brian Kelley, SIRVA’s president and CEO. “We did not perform well operationally. In addition, the significant resources expended to accommodate an internal review and restatement process had a negative impact on our operational discipline, resulting in inflated costs and margin compression. Importantly, we have taken, and continue to take a number of actions which, we believe, will improve our operating results, as well as the quality and timeliness of our financial reporting. Most importantly, our core value proposition in the relocation market remains healthy and intact.”

Preliminary Results for the Nine Months Ended September 30, 2005

SIRVA’s revenue was $2,844.4 million for the nine months ended September 30, 2005, an increase of $382.1 million, or 15.5 percent, from $2,462.3 million for the same period in 2004. Service revenue was $1,669.3 million for the nine months ended September 30, 2005, an increase of $145.5 million, or 9.6 percent, from $1,523.8 million for the same period in 2004. Included in service revenue for the nine months ended September 30, 2005 was $40.7 million related to acquisitions and a $15.5 million net favorable exchange rate impact. Excluding the benefits of acquisitions and changes in exchange rates, the increase in service revenue was driven by organic growth in the Company’s Global Relocation Services and North America Moving Services segments, which offset a decline in service revenue within the Company’s Moving Services Europe and Asia Pacific segment. Home sale revenue was $1,175.1 million for the nine months ended September 30, 2005, an increase of $236.6 million, or 25.2 percent, from $938.5 million for the same period in 2004.

Operating loss from continuing operations was $97.1 million for the nine months ended September 30, 2005, as compared to operating income of $64.5 million for the same period in 2004. EBITDA (earnings before interest expense, taxes, depreciation and amortization) from continuing operations was a loss of $64.0 million for the nine months ended September 30, 2005, as compared to income of $92.7 million for the same period in 2004.

Included in the results of operations for the nine months ended September 30, 2005 is $2.3 million of pre-tax charges representing the net effect of adjustments accumulated to date that the Company has determined are applicable to prior years. The Company currently believes these adjustments are not material either individually or in the aggregate, and thus have been reflected in the nine months results of 2005.

On a pro forma basis, operating income from continuing operations was $19.9 million for the nine months ended September 30, 2005, a decrease of $46.7 million from $66.6 million for the same period in 2004. Excluding acquisitions and changes in exchange rates, operating income declined in each of the Company’s business segments due to both lower gross margins and higher operating expenses. Pro forma EBITDA from continuing operations was $53.0 million for the nine months ended September 30, 2005, as compared to $94.8 million for the same period in 2004 [Please see the reconciliation attached to this release].

2005 Outlook

SIRVA currently estimates pro forma EBITDA from continuing operations for 2005 of approximately $42 to $47 million. Based upon the preliminary nine month estimates, the Company believes it is in compliance with the financial covenants in its credit agreements for the period ended September 2005, and the Company’s current forecast demonstrates continued compliance. However, due to the potential for variability in forecasted performance, the Company will seek amendments to its credit agreements to provide additional flexibility under its financial covenants.

2006 Outlook

Brian Kelley, president and CEO, commented, “Based on our preliminary view for the year, we expect mid to high single digit growth in revenues from continuing operations, driven by continued market penetration of global relocation services. We expect margin improvement, led by improvements in our UK operations where cost reductions and market improvements are evident. As a result, we expect EBITDA for 2006 to be between $75 million and $95 million.”

Not included in this estimate is approximately $5 million of non-cash expenses which the Company expects to incur in 2006 related to stock compensation expense in connection with implementing FAS 123R. Because the Company’s business is not evenly spread from quarter to quarter, it only provides annual guidance. The Company anticipates 2006 revenue and EBITDA to be concentrated in the second half of the year, mainly due to the natural seasonality pattern of moving and relocation.

Mr. Kelley continued, “Overall, 2006 will be a year focused on our customers and on improving our internal controls, financial performance and overall financial condition. Our management team is working daily to improve operational effectiveness with a strong emphasis on reducing operating costs and improving gross margins.”

Goodwill Restatement

In the course of finalizing its financial results for the nine months ended September 30, 2005, the Company identified an error in the manner in which it translated foreign currencies to measure goodwill and intangible net assets. Specifically, the error resulted from the Company’s practice of translating goodwill denominated in foreign currencies at historical rates and not current rates. This resulted in an approximate $41.4 million understatement of goodwill and intangible net assets at December 31, 2004. As a result, goodwill and intangible net assets, which were previously reported in SIRVA’s annual report on Form 10-K for the year ended December 31, 2004 as $619.9 million, will be restated and reported as $661.3 million. In addition, for the years 2000 through 2004, amortization expense would have decreased by an aggregate $0.6 million, and the Company would have recorded a $1.9 million tax benefit in 2002 resulting from the recognition of a previously written-off deferred tax asset. Accordingly, the Company will increase accumulated other comprehensive income and decrease accumulated deficit, each a component of stockholders’ equity, for 2004 by approximately $38.0 million and $2.5 million, respectively, to correct this error. The Company expects to file an amendment to its 2004 Form 10-K to correct this error as soon as possible. All financial results included herein for the nine months ended September 30, 2004 have been restated to reflect the impact of this error.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding our results, we also routinely disclose certain financial measures that are not recognized under generally accepted accounting principles (GAAP) within the meaning of Regulation G under the federal securities laws, including earnings before interest, taxes, depreciation and amortization, or EBITDA. Management believes this information is of interest to investors and facilitates more useful period-to-period comparisons of our financial results. Pursuant to the requirements of Regulation G, we have provided a definition and a calculation of EBITDA, and a reconciliation of EBITDA from continuing operations to operating income from continuing operations, the most directly comparable GAAP measure.

Conference Call Webcast

SIRVA will hold a conference call to discuss its preliminary results for the nine months ended September 30, 2005, on Tuesday, May 16, 2006, at 9 a.m. Eastern Time (ET). To participate in the conference call, dial 866-257-9956 at least 10 minutes before the call begins and ask for the SIRVA conference call. A replay of the call will be available approximately one hour after the live broadcast ends and will be accessible until May 19, 2006. To access the replay, dial 800-642-1687, and use pass code 9271840.

SIRVA’s call will also be Webcast by CCBN and can be accessed through the investor relations portion of SIRVA’s Web site at www.sirva.com. It also will be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents, at www.streetevents.com. A replay of the call will be available through the investor relations portion of SIRVA’s Web site starting at 1p.m. ET on May 12.

About SIRVA, Inc.

SIRVA, Inc. is a leader in providing relocation solutions to a well-established and diverse customer base around the world. The Company is the leading global provider that can handle all aspects of relocations end-to-end within its own network, including home purchase and home sale services, household goods moving, mortgage services and title insurance. SIRVA conducts more than 300,000 relocations per year, transferring corporate and government employees and moving individual consumers. The Company operates in more than 40 countries with more than 5,000 employees and an extensive network of agents and other service providers. SIRVA’s well-recognized brands include Allied, northAmerican, Global, and SIRVA Relocation in North America; Pickfords, Huet International, Kungsholms, ADAM, Majortrans, Allied Arthur Pierre, Rettenmayer, and Allied Varekamp in Europe; and Allied Pickfords in the Asia Pacific

region. More information about SIRVA can be found on the Company’s Web site at www.sirva.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries. There can be no assurance that future developments affecting the Company will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation those described under the caption “Business-Business Risks” and other risks described in our 2004 Annual Report on Form 10-K. We do not intend, and are under no obligation, to update any particular forward-looking statement included in this release.

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SIRVA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

		Restated
	September 30,	December 31,
(In millions, except share amounts)	2005	2004
Assets
Current assets:
Cash and cash equivalents	$32.6	$72.1
Short-term investments	48.7	161.4
Accounts and notes receivable, net of allowance for doubtful accounts of $19.3 and $24.8, respectively	457.0	462.2
Mortgages held for resale	135.7	79.1
Relocation properties held for resale	96.4	90.4
Deferred income taxes	33.9	35.5
Assets held for sale	237.8	13.1
Other current assets	27.5	42.4

Total current assets	1,069.6	956.2

Property and equipment, net	121.1	162.2
Goodwill, net	332.4	397.1
Intangible assets, net	221.0	264.2
Assets held for sale	46.8	16.6
Deferred taxes	39.1	—
Other long-term assets	23.9	38.2

Total long-term assets	784.3	878.3

Total assets	$1,853.9	$1,834.5

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt	$182.4	$129.4
Accounts payable	203.0	203.6
Accrued purchased transportation expense	106.6	74.9
Insurance loss and cargo claims reserves	37.2	83.2
Unearned premiums and other deferred credits	54.0	89.8
Accrued income taxes	33.1	38.5
Liabilities associated with assets held for sale	136.7	11.3
Other current liabilities	139.4	112.9

Total current liabilities	892.4	743.6

Long-term debt	528.9	533.1
Capital lease obligations	12.9	17.6
Insurance loss and cargo claims reserves	3.0	44.1
Deferred income taxes	—	5.1
Liabilities associated with assets held for sale	63.3	5.2
Other long-term liabilities	81.1	79.0

Total long-term liabilities	689.2	684.1

Total liabilities	1,581.6	1,427.7

Stockholders’ equity:
Common stock, $0.01 par value, 500,000,000 shares authorized with 76,494,138 issued and 73,900,159 outstanding at September 30, 2005 and 76,264,696 issued and 73,670,717 outstanding at December 31, 2004, respectively	0.8	0.8
Additional paid-in-capital	486.8	485.1
Accumulated other comprehensive (loss) income	(7.5)	17.2
Accumulated deficit	(197.7)	(86.2)
Total paid-in-capital and accumulated deficit	282.4	416.9
Treasury stock at cost, 2,593,979 shares at September 30, 2005 and December 31, 2004	(10.1)	(10.1)
Total stockholders’ equity	272.3	406.8
Total liabilities and stockholders’ equity	$1,853.9	$1,834.5

SIRVA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,
(In millions, except per share amounts)	2005	Restated 2004
Revenues:
Service revenue	$1,669.3	$1,523.8
Home sale revenue	1,175.1	938.5
Total revenues	2,844.4	2,462.3

Direct expenses:
Purchased transportation expense	991.9	904.0
Cost of homes sold	1,177.2	941.8
Other direct expense	380.4	329.3
Total direct expenses	2,549.5	2,175.1
Gross margin	294.9	287.2

Operating expenses:
General and administrative expense	322.7	221.4
Impairment	49.2	—
Intangibles amortization	8.8	4.5
Restructuring expense	10.6	2.1
Loss (gain) on sale of assets	0.7	(5.3)
Operating income (loss) from continuing operations	(97.1)	64.5

Other expense, net	0.1	0.1
Interest expense, net	24.0	14.1
Income (loss) from continuing operations before income taxes	(121.2)	50.3
Income tax expense (benefit)	(27.7)	16.1
Income (loss) from continuing operations	(93.5)	34.2
Loss from discontinued operations, net of income tax benefit of $15.6 and $8.5, respectively (1)	(18.0)	(13.1)
Net income (loss)	$(111.5)	$21.1

Basic income (loss) per share:
Income (loss) from continuing operations	$(1.27)	$0.48
Income (loss) from discontinued operations	(0.24)	(0.18)
Net income (loss)	(1.51)	0.30

Diluted income (loss) per share:
Income (loss) from continuing operations	$(1.27)	$0.46
Income (loss) from discontinued operations	(0.24)	(0.18)
Net income (loss)	(1.51)	0.28

(1)             2005 results include $13.7 in impairment charges for intangible and fixed assets relating to our insurance business.

SIRVA, INC.
Reconciliation of Reported Income (Loss) from Continuing Operations before income taxes to EBITDA from Continuing Operations
(Unaudited)

	Nine Months Ended September 30,
		Restated
(In millions)	2005	2004
Income (Loss) from Continuing Operations before income taxes - As Reported:	$(121.2)	$50.3
Items Excluded from EBITDA:
Interest Expense, net	24.0	14.1
Depreciation and Amortization	33.2	28.3

EBITDA from Continuing Operations:	$(64.0)	$92.7

SIRVA, INC.
Reconciliation of Reported to Pro Forma Operating Income and Calculated to Pro Forma
EBITDA
(Unaudited)

	Nine Months Ended
	September 30,
		Restated
(In millions)	2005	2004
Operating income from continuing operations - As Reported:	$(97.1)	$64.5
Special Investigation	57.2	—
Europe Restructure	10.6	2.1
Continental Europe Impairment	49.2	—
Operating income from continuing operations - Pro Forma:	$19.9	$66.6
EBITDA from Continuing Operations:	$(64.0)	$92.7
Special Investigation	57.2	—
Europe Restructure	10.6	2.1
Continental Europe Impairment	49.2	—
EBITDA from continuing operations - Pro Forma:	$53.0	$94.8